EXHIBIT 3(k)

                         Bylaws CRIIMI MAE Services, Inc.





                                     Bylaws

                                       of

                            CRIIMI MAE Services, Inc.

                                (the Corporation)

                                    ARTICLE I
                                     OFFICES

     The Corporation may have such offices at such places, both within and outside the State of Maryland, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS

     Section 1.  Annual Meetings.   Annual meetings of the stockholders shall be
held on the fifteenth day of June beginning in 1995 or at such other date and time and at such place (within or outside the State of Maryland) as is designated from time to time bythe Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called by the President or the Board of Directors, and shall be called by the Secretary upon the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it.

     Section 3. Notices of Annual and Special Meetings. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, date and time thereof and shall be given to each stockholder of record entitled to vote at such meeting and to each other stockholder entitled to notice of such meeting not less than ten (10) nor more than ninety (90) days prior to the meeting. In the case of a special meeting or if otherwise required by law, the notice shall state the purpose or purposes for which the meeting is called.

     Section 4. List of Stockholders. At least ten (10) days (but not more than ninety (90) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shows the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than ten (10) days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

Section 5.  Presiding Officers;  Order of Business.





          (a) Meetings of the stockholders shall be presided over by the President, or, if the President is not present, by a Vice President, if any, or, if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, if any, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.

          (b) The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

             (1)  Call of the meeting to order.

             (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

             (3)  Presentation of proxies.

             (4)  Determination and announcement that a quorum is present.

             (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

             (6)  Reports, if any, of officers.

             (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

             (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

             (9) Transaction of such other business as may properly come before the meeting.

             (10) Adjournment.

     Section 6.  Quorum;  Adjournments.

          (a) The holders of a majority of the voting common stock of the Corporation issued and outstanding shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Articles of Incorporation.

          (b) A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date set by the directors for the purpose of determining which stockholders are entitled to notice of the meeting and which stockholders are entitled to vote at the meeting.

          (c) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy.

     Section 7.  Voting.





          (a) At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Articles of Incorporation, each holder of voting common stock of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

          (b) All elections of directors and, except as otherwise provided by law or by the Articles of Incorporation, all other matters, shall be determined by a vote of a majority of the outstanding shares of voting common stock present in person or represented by proxy and voting on such matters.

     Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings:

          (a) An unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and

          (b) A written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be two
(2). The directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in Section 2 of this Article III,) and, except as provided in Section 3 (b) of this Article III, each director elected shall hold office until the next succeeding annual meeting of the stockholders and until his or her successor has been elected and has qualified. Directors need not be stockholders nor residents of the State of Maryland.

     Section 2. Vacancies. The holders of voting common stock may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors.

     A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. Every director chosen to fill a vacancy as provided in this Section 2 shall hold office until the next annual meeting of the stockholders and until his or her successor has been elected and has qualified.

     Section 3.  Removal; Resignation.

          (a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at any meeting of the stockholders called expressly for such purpose, any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors.

          (b) Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.

     Section 4. Place of Meetings; Notice. The Board of Directors may hold both regular and special meetings either within or outside the State of Maryland, at such place as the Board from time to time deems advisable. Notice of each regular or special meeting shall be given as provided in Article V and need not state the business to be transacted at or the purpose of the meeting.

     Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of the stockholders.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as from time to time may be determined by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President or by any two (2) directors upon two (2) days' notice to each director if such notice is delivered personally or sent by telecopy, or upon five (5) days' notice if sent by mail.

     Section 8. Quorum; Adjournments. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Articles of Incorporation or these Bylaws.


     Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

     Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if an unanimous written consent which sets forth the action is (i) signed by each member of the Board of Directors, and (ii) filed with the minutes of proceedings of the Board of Directors.

     Section 11. Meetings by Telephone or Similar Communications. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Positions. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors also may choose one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The
Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President, if any.

     Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, with or without cause, at any time whenever the President in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).

     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

     Section 4. President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Section 5. Vice Presidents. In the absence or disability of the President, one of the Vice Presidents, if any, as designated by the Board of Directors, shall perform the duties and exercise the powers of the President. The Vice Presidents, if any, also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

     Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

     Section 7. Assistant Secretary. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

     Section 9. Assistant Treasurer. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                                    ARTICLE V
                                     NOTICES

     Section 1. Form; Delivery. Any notice required or permitted to be given to any director, officer, or stockholder shall be given in writing, either personally, by telecopier or by first-class mail with postage prepaid, in any case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered and telecopied notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail.

     Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director who attends a meeting of the Board of Directors shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE VI
                        INDEMNIFICATION AND EXCULPATION;
                      TRANSACTIONS WITH AFFILIATED PERSONS

     Section 1.  Indemnification and Exculpation.  Reference is hereby made to
Section 2-418 of the General Corporation Law of the State of Maryland (or any




successor provision thereto). The Corporation shall indemnify each person who may be indemnified (the "Indemnitees") pursuant to such section, to the fullest extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigation diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each person whom it may indemnify to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 2-418 of the General Corporation Law of the State of Maryland (or any other provision of the General Corporation Law of the State of Maryland), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith.

     Section 2. Common or Interested Directors. The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and any of its directors, or between the Corporation and any other corporation, firm, or other entity in which any of its directors is a director or has a material financial interest, shall be either void or voidable solely because of such common directorship or interest, because such director was present at the meeting of the Board of Directors which authorized, approved or ratified the contract or transaction, or because such director's vote was counted for such authorization, approval or ratification of the contract or transaction, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:


          (a) the facts of the common directorship are disclosed or known to the Board of Directors and the Board authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the disinterested directors constitute less than a quorum; or

          (b) the facts of the common directorship or interest are disclosed or known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

          (c) the contract or transaction is fair and reasonable to the Corporation.

Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified.

                                   ARTICLE VII
                               STOCK CERTIFICATES

     Section 1. Form; Signatures. Each stockholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, and such certificate shall be signed by the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Maryland. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

     Section 2. Registration of Transfer. Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books, provided that the transaction is not in violation of applicable law or an agreement known to the Corporation.

     Section 3. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) and to vote (in the case of voting stock) as such owner a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.

     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iv) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination. Such date shall not be more than ninety (90) days nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days prior to the date of any other action.

     Section 5. Lost, Stolen or Destroyed Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.


                                  ARTICLE VIII
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The President or a Vice President, may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, except as otherwise provided by law, the Articles of Incorporation, these Bylaws or a duly adopted resolution of the Board of Directors.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name without the endorsement of the President or a Vice President unless expressly authorized by resolution of the Board of Directors. The Corporation shall have the power to borrow funds on the personal credit of its officers and directors if authorized by a resolution of the directors and shall be empowered to lend funds to its officers and directors upon an appropriate resolution.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or a Vice President unless and until specifically changed by a resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the President or a Vice President may select, except as otherwise specified by resolution of the Board of Directors.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 1. Dividends. Subject to the General Corporation Law of the State of Maryland and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock.

     Section 2. Reserves. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland".

     Section 5. Amendment of the Bylaws. To the extent not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.





                            Secretary's Certification


I hereby certify that these twelve (12) pages of Bylaws were adopted by this Corporation by unanimous written consent of the Board of Directors, effective as of the 16 day of February, 1995.


By:  /s/ H. William Willoughby
     ---------------------------
     H. William Willoughby, Secretary